Surna Names Acclaimed Colorado Cannabis Attorney Tae Darnell VP & General Counsel

BOULDER, CO -- (Marketwired - April 03, 2014) - Surna Inc. (OTCQB: SRNA), a company focused on the acquisition of cannabis industry related intellectual property, disruptive technologies, assets and scalable operating companies, today announced it has named Tae Darnell Vice President & General Counsel.

Mr. Darnell, who currently serves as a member of the Surna Board of Directors, is co-founder of the Cannabis Law Center and was one of Colorado's first full time Cannabis lawyers. His firm has represented over 500 dispensaries, cultivation premises and infused product manufacturing companies.

Surna Chief Executive Officer and member of the Board of Directors, Tom Bollich, said, "As a cannabis law expert, Tae ranks at the top of the industry. Having been instrumental in Colorado's pioneering path to legalization, and with extensive representation of cannabis businesses, his knowledge, expertise and marketplace insight is without peer. Further, his connections with Surna's many potential acquisition or JV partners, customers, distributors and the media is invaluable. I am delighted to welcome Tae as Surna's newest officer."

Commenting on his appointment to Surna vice president and general counsel, Tae Darnell said, "This is an exciting time to be in the Cannabis industry and, while the industry is experiencing strong growth, I believe we are still in the incipient stages of an industry with a long way to run nationally and globally over the next ten to twelve years.

"With Tom's leadership, a strong management team and growing portfolio of IP and operating companies, I am quite confident Surna is well positioned for success."

Tae Darnell Bio
As co-founder of the Cannabis Law Center, Tae Darnell was one of Colorado's first full time Cannabis lawyers. His firm has represented over 500 dispensaries, cultivation premises and infused product manufacturing companies in addition to playing a pivotal role in Colorado's rise from operating under a Constitutional Amendment to outright regulated legalization. Tae's clients represent the definitive leaders in the Cannabis industry and include companies and individuals considered to be the future of the industry.

In addition to his experience as a Cannabis attorney, Tae has significant executive-level experience and comprehensive expertise in the sports and entertainment industry. Tae has worked or partnered in business with Grammy winners, Emmy winners, Indie winners, NFL and NBA athletes. He is a licensed NFL Agent with active clients in the NFL and also once headed one of the largest independent record labels in the country, releasing over 65 recording projects in a 6 year period, winning 14 Album of the Year awards and securing nomination for over 40. He has facilitated licensing for film and television to companies including: ABC, CBS, PBS, TNT, Time/Life, Hallmark Entertainment, and MTV, and created successful relationships for retailers such as Barnes & Noble, Borders, Tower Records, Virgin Megastores, Wal Mart, Whole Foods, Discovery Channel Stores and many more.

About Surna Inc.
Led by Tom Bollich, the visionary technologist who co-founded famed gaming company Zynga which ultimately rose to a $10 billion market valuation, Surna's mission is to acquire intellectual property and scalable operating companies in the nascent, legal marijuana industry with a focus on disruptive technology, equipment and related support services.

The Company represents a pure play on explosive growth in the cannabis industry, while being agnostic as to the escalating proliferation of regulated, commodity cannabis growers & sellers, winners or losers; its business model excludes the production or sale of marijuana. ArcView industry research projects the highly fragmented $2.3 billion US cannabis industry will increase over four-fold to $10.2 billion by 2018.

Safe Harbor Statement
This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as "may," "should," "expect," "anticipate," "believe," "estimate," "intend," "plan" and other similar expressions. Our actual results, such as the Company's ability to finance, complete and consolidate acquisition of IP, assets and operating companies, could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company such as a result of various factors, including future economic, competitive, regulatory, and market conditions. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Relations Chuck Arnold 310-344-7073 Invrelsvc@gmail.com